UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2016

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background

On March 14, 2016 Allison Transmission Holdings, Inc. (the “Company”) announced that its Board of Directors (the “Board”) is implementing a number of corporate governance enhancements, including:

•	Appointing two new independent directors, effective immediately:

•	Stan A. Askren, Chairman, President and Chief Executive Officer of HNI Corporation, and

•	Richard P. Lavin, former President and Chief Executive Officer of Commercial Vehicle Group, Inc. and former Group President, Caterpillar Inc.;

•	Announcing James A. Star, President and Chief Executive Officer of Longview Asset Management, LLC, as one of the Company’s nominees standing for election at the 2016 annual meeting of stockholders;

•	Seeking stockholder approval to declassify the Board, so that the entire Board will be annually elected beginning at the 2017 annual meeting of stockholders;

•	Amending its bylaws to adopt a majority voting standard for the election of directors in uncontested elections, effective immediately; and

•	Amending its bylaws to make proxy access available to Allison stockholders beginning at the 2017 annual meeting of stockholders.

The Company also announced that its 2016 annual meeting of stockholders will be held on May 12, 2016. The Company’s definitive proxy statement and WHITE proxy card will be mailed in advance of the 2016 annual meeting of stockholders to stockholders of record as of March 28, 2016.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 11, 2016, the Board, upon the recommendation of the Company’s Nominating and Corporate Governance Committee, appointed Stan Askren to serve as a Class II member of the Board and Rich Lavin to serve as a Class III member of the Board, increasing the size of the Board to eleven members. Mr. Askren’s term is set to expire at the Company’s 2017 annual meeting of stockholders and Mr. Lavin’s term is set to expire at the Company’s 2018 annual meeting of stockholders. Mr. Lavin has consented to stand for election at the Company’s 2017 annual meeting of stockholders if the Company’s stockholders approve the declassification of the Board.

As non-employee directors, Mr. Askren and Mr. Lavin will receive compensation in accordance with the Company’s Second Amended and Restated Non-Employee Director Compensation Policy (the “Policy”). (See the Policy filed as Exhibit 10.44 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 with the Securities and Exchange Commission (“SEC”) on February 19, 2016.) In addition, it is expected that Mr. Askren and Mr. Lavin will execute the Company’s standard form of director indemnification agreement. (See the Form of Director Indemnification Agreement filed as Exhibit 10.9 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the SEC on May 16, 2011.) There are no related party transactions between the Company and Mr. Askren or between the Company and Mr. Lavin. There were no arrangements or understandings pursuant to which Mr. Askren or Mr. Lavin were elected as directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 11, 2016, the Board amended and restated the Company’s bylaws (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws include the following amendments:

Implementing Proxy Access

Section 1.12 of the Amended and Restated Bylaws permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to 25% of the board or two individuals, whichever is greater, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in Section 1.12 of the Amended and Restated Bylaws.

Implementing Majority Voting

Section 1.08 of the Amended and Restated Bylaws changes the voting standard for the election of directors in uncontested elections from a plurality standard to a majority voting standard. The Amended and Restated Bylaws provide that, in an uncontested election, a nominee for director is elected only if the number of votes cast “FOR” a nominee’s election exceeds the number of votes cast “AGAINST” the nominee’s election. For this purpose, abstentions and broker non-votes will not count as a vote cast. The majority voting standard would not apply in contested elections, which means an election in which there are more nominees for director than available seats on the Board. In these elections, the voting standard will continue to be a plurality standard.

The Company also adopted amendments to its Corporate Governance Guidelines outlining a director resignation policy in connection with elections of directors. Prior to the mailing of the proxy materials for any meeting at which directors are to be elected, each director seeking election must tender an irrevocable resignation that will become effective upon the occurrence of both (1) a failure of the nominee to receive the requisite votes to be elected as a director and (2) Board acceptance of such resignation. If any director fails to receive the required votes for election (each a “Subject Director”), the Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the Subject Director’s previously tendered resignation, or whether other action should be taken. The Board, not including any Subject Director, will make a final decision as to whether to accept or reject the resignation based on factors it deems relevant and taking into consideration the recommendation of the Nominating and Corporate Governance Committee. If a Subject Director’s tendered resignation is not accepted by the Board, the Subject Director will continue to serve until his or her successor is duly elected and qualified, or his or her earlier resignation or removal. In the event that the Board decides to accept a resignation, the Board would be permitted to fill the resulting vacancy or decrease the size of the Board in accordance with the Amended and Restated Bylaws.

Additional Bylaw Changes

The Amended and Restated Bylaws also include certain technical, conforming and clarifying changes, including splitting the role of Chief Executive Officer and President.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws attached hereto as Exhibit 3.1 and the information set forth therein is incorporated herein by reference.

Item 8.01	Other Events

The Company announced that the Company’s 2016 annual meeting of stockholders will be held on May 12, 2016. The Company’s definitive proxy statement and WHITE proxy card will be mailed in advance of the 2016 annual meeting of stockholders to stockholders of record as of March 28, 2016.

The Company also announced that the Board determined to nominate James Star to stand for election on the Company’s slate at the 2016 annual meeting of stockholders. Mr. Star will stand in the place of Gregory Ledford, who, as previously announced, has decided to retire from the Board when his current term expires at the 2016 annual meeting. The Board also determined to nominate two independent continuing directors, David F. Denison and David C. Everitt, for re-election to the Board.

The Company also announced that the Board approved, and will seek stockholder approval at the 2016 annual meeting of stockholders to adopt, an amendment to the Company’s charter to declassify the Board, such that all directors will be elected annually commencing at the Company’s 2017 annual meeting of stockholders.

A copy of the Company’s press release is attached hereto as Exhibit 99.1, and the information set forth therein is incorporated herein by reference.

Important Additional Information and Where You Can Find It

The Company, its directors and certain of its executive officers may be deemed to be participants in a solicitation of proxies from the Company’s stockholders at the 2016 annual meeting of stockholders in connection with the proposed director nomination and other corporate governance proposals made by certain stockholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Definitive Proxy Statement for its 2015 annual meeting of stockholders, filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2015 and reports filed by the Company and Form 3s and Form 4s filed by the Company’s executive officers and directors with the SEC after April 2, 2015. These documents are available free of charge at the SEC’s website at www.sec.gov.

The Company will furnish its Definitive Proxy Statement for its 2016 annual meeting of stockholders to each stockholder entitled to vote at the 2016 annual meeting of stockholders, and will file the Definitive Proxy Statement with the SEC. THE COMPANY URGES ITS STOCKHOLDERS TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS OR AMENDMENTS), AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Copies of the Definitive Proxy Statement, any solicitation materials and any other documents filed by the Company with the SEC will be made available free of charge at the SEC’s website at www.sec.gov. These documents will also be made available free of charge on the Company’s website at www.allisontransmission.com.

Forward-Looking Statements

This report contains forward-looking statements. All statements other than statements of historical fact contained in this report are forward-looking statements, including all statements regarding future financial results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to our substantial indebtedness; our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the concentration of our net sales in our top five customers and the loss of any one of these; future reductions or changes in government subsidies for hybrid vehicles; future reductions or changes in U.S. defense spending; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments and changing customer needs; risks associated with our international operations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers; and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other Current Reports on Form 8-K. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this report, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Fourth Amended and Restated Bylaws of Allison Transmission Holdings, Inc., as adopted on March 11, 2016

99.1	Press Release of Allison Transmission Holdings, Inc., dated March 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.
Date: March 14, 2016
	By:	/s/ Eric C. Scroggins
Name: Eric C. Scroggins
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Fourth Amended and Restated Bylaws of Allison Transmission Holdings, Inc., as adopted on March 11, 2016

99.1	Press Release of Allison Transmission Holdings, Inc., dated March 14, 2016